EXHIBIT 99

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholders of Tosco Corporation

          Our report on the consolidated financial statements of Tosco Corporation and its subsidiaries is included on page F-2 of this Form 10-K. In connection with our audits of such financial statements, we have also audited
Exhibit 99 presented on pages F-30 through F-32 of this Form 10-K.

          In our opinion, the Exhibit 99 referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included herein.




                                                 PricewaterhouseCoopers LLP


Phoenix, Arizona
March 1, 2000

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                                                                      EXHIBIT 99

                       TOSCO CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION
                                  (In Millions)

                                                          Tosco       Bayway      Nonguaranteeing
                                                        (Issuer)    (Guarantor)   Subsidiaries       Eliminations    Consolidated
                                                        --------    -----------   ---------------    ------------    ------------
 BALANCE SHEET - DECEMBER 31, 1999
 Assets:
      Cash and cash equivalents                           $(28.4)                     $56.7                              $28.3
      Marketable securities and deposits                     7.5                       46.3                               53.8
      Other current assets (a)                           1,122.9                      439.5                            1,562.4
                                                        ---------    -----------    --------          ---------       ---------
           Total current assets                          1,102.0                      542.5                            1,644.5
      Other assets                                       2,704.0        325.0       1,543.3               (4.4)        4,567.9
      Investment in Bayway and other subsidiaries        1,336.4                                      (1,336.4)
                                                        ---------    -----------   ---------         ----------       ---------
                                                        $5,142.4       $325.0      $2,085.8          $(1,340.8)       $6,212.4
                                                        =========    ===========   =========         ==========       =========
 Liabilities and Shareholders' Equity:
      Current liabilities                               $1,405.4                     $201.7                           $1,607.1
      Revolving credit facility and long-term debt       1,420.9                       38.0                            1,458.9
      Other liabilities                                    585.0                      157.5               (4.4)          738.1
      Intercompany liabilities (assets)                   (377.2)       (53.0)        430.2
      Trust Preferred Securities                                                      300.0                              300.0
      Total shareholders' equity                         2,108.3        378.0         958.4           (1,336.4)        2,108.3
                                                        ---------    -----------   ---------         ----------       ---------
                                                        $5,142.4       $325.0      $2,085.8          $(1,340.8)       $6,212.4
                                                        =========    ===========   =========         ==========       =========
 STATEMENT OF INCOME - YEAR ENDED DECEMBER 31, 1999
 Sales                                                 $10,805.2                                      $3,556.9       $14,362.1
 Cost of sales                                          (9,873.6)        15.2      (3,244.9)                         (13,103.3)
 Depreciation and amortization                            (196.0)       (15.2)        (97.2)                            (308.4)
 Special items:
      Inventory recovery                                   240.0                                                         240.0
      Restructuring recovery                                 2.1                                                           2.1
      Avon Refinery start-up costs                         (43.1)                                                        (43.1)
      Gain on sale of retail assets in non-core
       markets                                                                         40.5                               40.5
 Selling, general, and administrative expenses (b)        (179.4)                    (125.8)                            (305.2)
 Interest expense, net                                    (123.0)                       4.2                             (118.8)
                                                        ---------    -----------   ---------         ----------       ---------
 Income before income taxes and distributions on
       Trust Preferred Securities                          632.2                      133.7                              765.9
 Income taxes                                             (259.2)                     (54.8)                            (314.0)
 Distributions on Trust Preferred Securities, net
       of income tax benefit                                 -                        (10.2)                             (10.2)
                                                        ---------    -----------   ---------         ----------       ---------
 Net income                                               $373.0        $-            $68.7             $-              $441.7
                                                        =========    ===========   =========         ==========       =========
 STATEMENT OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1999
 Cash flows from operating activities:
      Net income                                          $373.0        $-            $68.7             $-              $441.7
      Depreciation and amortization, provision
         for bad debts, and deferred income taxes          360.6         15.2          97.2                              473.0
      Inventory recovery                                  (240.0)                                                       (240.0)
      Restructuring recovery                                (2.1)                                                         (2.1)
      Gain on sale of retail assets in non-core markets                               (40.5)                             (40.5)
      Changes in operating assets and liabilities, net     349.5                     (174.0)                             175.5
      Other, net                                             8.1                                                           8.1
           Net cash provided by (used in)               ---------    -----------   ---------         ----------       ---------
               operating activities                        849.1         15.2         (48.6)                             815.7
                                                        ---------    -----------   ---------         ----------       ---------
 Cash flows from investing activities:
      Purchase of property, plant, equipment, net        (211.3)        (70.3)        (13.2)                            (294.8)
      Increase in deferred turnarounds, charges,
         and other assets, net                             (65.5)                      14.7                              (50.8)
      Acquisition of retail systems, net of cash acquired  (22.8)                     (95.3)                            (118.1)
      Intercompany transfers                              (225.8)        55.1         170.7
      Intercompany dividend                                 15.7                      (15.7)
      Net change in marketable securities, deposits,
         and other                                          (2.1)                      (6.8)                              (8.9)
           Net cash (used in) provided by               ---------    -----------   ---------         ----------       ---------
               investing activities                       (511.8)       (15.2)         54.4                             (472.6)
                                                        ---------    -----------   ---------         ----------       ---------
 Cash flows from financing activities:
      Net repayments under revolving credit facilities     (90.0)                                                        (90.0)
      Payments under long-term debt agreements                                         (6.0)                              (6.0)
      Repurchase of common stock                          (216.5)                                                       (216.5)
      Dividends paid on common stock                       (40.0)                                                        (40.0)
      Other, net                                             6.4                                                           6.4
                                                        ---------    -----------   ---------         ----------       ---------
           Net cash used in financing activities          (340.1)                      (6.0)                            (346.1)
                                                        ---------    -----------   ---------         ----------       ---------
 Net decrease in cash and cash equivalents                  (2.8)                      (0.2)                              (3.0)
 Cash and cash equivalents at beginning of year            (25.6)                      56.9                               31.3
                                                        ---------    -----------   ---------         ----------       ---------
 Cash and cash equivalents at end of year                 $(28.4)       $-            $56.7              $-              $28.3
                                                        =========    ===========   =========         ==========       =========

 (a)  Inventories are valued at the lower of cost or market value, which is measured on a consolidated basis.
 (b)  The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the
        Nonguarranteeing Subsidiaries.  Tosco may revise its allocation method in the future.

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
                                                             Tosco          Bayway    Nonguaranteeing
                                                            (Issuer)     (Guarantor)   Subsidiaries     Eliminations  Consolidated
                                                           ----------    -----------  ---------------   ------------  ------------
          BALANCE SHEET - DECEMBER 31, 1998
Assets:
  Cash and cash equivalents                                $    (25.7)   $            $     57.0        $       -      $     31.3
  Marketable securities and deposits                             10.2                       39.4                             49.6
  Other current assets (b)                                      993.7                      444.4                          1,438.1
                                                           ----------    ----------   ----------        -----------    ----------
    Total current assets                                        978.2           -          540.8                          1,519.0
  Other assets                                                2,567.2         261.5      1,499.5               (4.4)      4,323.8
  Investment in Bayway and other subsidiaries                 1,283.5                                      (1,283.5)
                                                           ----------    ----------   ----------        -----------    ----------
                                                             $4,828.9    $    261.5   $  2,040.3        $  (1,287.9)   $  5,842.8
                                                           ==========    ==========   ==========        ===========    ==========
Liabilities and Shareholders Equity:
  Current liabilities                                      $1,041,705                 $  362,997                       $1,404,702
  Revolving credit facility and long-term debt              1,510,968                     43,585                        1,554,553
  Other liabilities                                           515,443                    159,494             (4,366)      670,571
  Intercompany liabilities (assets)                          (152,159)     (116,506)     268,665
  Trust Preferred Securities                                                             300,000                          300,000
  Total shareholders' equity                                1,912,990       377,989      905,517         (1,283,506)    1,912,990
                                                          -----------      ---------  -----------       ------------   -----------
                                                           $4,828,947      $261,483   $2,040,258        $(1,287,872)   $5,842,816
                                                          ===========      =========  ===========       ============   ===========

STATEMENT OF INCOME - YEAR ENDED DECEMBER 31, 1998
Sales                                                        $7,429.8    $  1,161.3   $  3,430.4        $       -      $ 12,021.5
Cost of sales                                                (6,618.0)     (1,089.2)    (3,098.6)                       (10,805.8)
Depreciation and amortization                                  (173.9)        (18.5)      (121.5)                          (313.9)
Special items:
  Inventory writedown                                          (240.0)                                                     (240.0)
  Restructuring charge                                          (40.0)                                                      (40.0)
Selling, general, and administrative expenses (c)              (174.4)         (7.9)      (118.0)                          (300.3)
Interest expense, net                                          (115.8)         (7.6)         0.7                           (122.7)
                                                           ----------    ----------   ----------        -----------    ----------
Income before income taxes and distributions on
  Trust Preferred Securities                                     67.7          38.1         93.0                            198.8
Income taxes                                                    (28.1)        (15.8)       (38.6)                           (82.5)
Distributions on Trust Preferred Securities, net
  of  income tax benefit                                                                   (10.1)                           (10.1)
                                                           ----------    ----------   ----------        -----------    ----------
Net income                                                      $39.6    $     22.3   $     44.3        $       -      $    106.2
                                                           ==========    ==========   ==========        ===========    ==========

STATEMENT OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1998
Cash flows from operating activities:
  Net income                                                    $39.6    $     22.3   $     44.3        $       -      $    106.2
  Depreciation and amortization, provision
    for bad debts, and deferred income taxes                    309.7          18.5        121.5                            449.7
  Inventory writedown                                           240.0                                                       240.0
  Restructuring charge                                           40.0                                                        40.0
  Changes in operating assets and liabilities, net             (316.8)        104.5         61.3                           (151.0)
  Other, net                                                    (14.0)                       1.3                            (12.7)
                                                           ----------    ----------   ----------        -----------    ----------
    Net cash provided by operating activities                   298.5         145.3        228.4                            672.2
                                                           ----------    ----------   ----------        -----------    ----------

Cash flows from investing activities:
  Purchase of property, plant, equipment, net and
    increase in deferred turnarounds, charges, and
    other assets, net                                         (332.6)         (44.3)      (102.6)                          (479.5)
  Intercompany transfers                                       109.9          (95.5)       (14.4)
  Intercompany dividend                                         (0.3)          (5.5)         5.8
  Net change in marketable securities, deposits, and other       1.3                        (7.0)                            (5.7)
                                                           ----------    ----------   ----------        -----------    ----------
    Net cash used in investing activities                     (221.7)        (145.3)      (118.2)                          (485.2)
                                                           ----------    ----------   ----------        -----------    ----------

Cash flows from financing activities:
  Net borrowings under revolving credit facilities              30.0                                                         30.0
  Payments under long-term debt agreements                      (0.5)                      (78.6)                           (79.1)
  Payments under Circle K pre-acquisition debt                                              (3.5)                            (3.5)
  Repurchase of common stock                                  (101.1)                                                      (101.1)
  Dividends paid on common stock                               (37.1)                                                       (37.1)
  Other, net                                                     0.6                                                          0.6
                                                           ----------    ----------   ----------        -----------    ----------
    Net cash used in financing activities                     (108.1)                      (82.1)                          (190.2)
                                                           ----------    ----------   ----------        -----------    ----------

Net (decrease) increase in cash and cash equivalents           (31.3)                       28.1                             (3.2)
Cash and cash equivalents at beginning of year                   5.7                        28.8                             34.5
                                                           ----------    ----------   ----------        -----------    ----------
Cash and cash equivalents at end of year                   $   (25.6)    $      -     $     56.9        $       -      $     31.3
                                                           ==========    ==========   ==========        ===========    ==========

(a) Effective April 1, 1998, the working capital, certain long-term assets, and operating results of Bayway were consolidated into Tosco.
(b) Inventories are valued at the lower of cost or market value, which is measured on a consolidated basis.
(c) The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Nonguarranteeing Subsidiaries. Tosco may revise its allocation method in the future.

                       TOSCO CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION
                              (Millions of Dollars)

                                                        Tosco           Bayway       Nonguaranteeing
                                                       (Issuer)        (Guarantor)   Subsidiaries       Eliminations   Consolidated
 STATEMENT OF INCOME - YEAR ENDED DECEMBER 31, 1997    ---------       ----------    ---------------    ------------   ------------
 Sales                                                 $4,856.7          $4,748.3       $3,676.6          $   -          $13,281.6
 Cost of sales                                         (4,246.3)         (4,512.1)      (3,356.4)            1.3         (12,113.5)
 Depreciation and amortization                           (163.3)            (32.2)        (108.0)                           (303.5)
 Special item:
      Inventory writedown                                 (17.0)            (36.0)                                           (53.0)
 Selling, general, and administrative expenses (b)       (138.4)            (33.6)        (123.0)           (1.3)           (296.3)
 Interest expense, net                                    (93.9)            (29.2)         (11.4)                           (134.5)
                                                      -----------      -----------    ------------       -----------    -----------
 Income before income taxes and distributions on
    Trust Preferred Securities                            197.8             105.2           77.8              -              380.8
 Income taxes                                             (82.0)            (43.7)         (32.3)                           (158.0)
 Distributions on Trust Preferred Securities, net of
    income tax benefit                                                                     (10.1)                            (10.1)
                                                      -----------      -----------    ------------       -----------    -----------
 Net income                                              $115.8             $61.5          $35.4           $  -             $212.7
                                                      ===========      ===========    ============       ===========    ===========

 STATEMENT OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1997
 Cash flows from operating activities:
      Net income                                         $115.8             $61.5          $35.4          $  -              $212.7
      Depreciation and amortization, provision for
        bad debts, and deferred income taxes              213.5              32.2          105.5                             351.2
      Inventory writedown                                  17.0              36.0                                             53.0
      Changes in operating assets and liabilities, net    394.1            (176.0)        (146.0)                             72.1
      Other, net                                            0.9                             (3.9)                             (3.0)
                                                      -----------      -----------    ------------       -----------    -----------
           Net cash provided by (used in)
             operating activities                         741.3             (46.3)          (9.0)                            686.0
                                                      -----------      -----------    ------------       -----------    -----------
 Cash flows from investing activities:
      Purchase of property, plant, equipment, net        (177.7)            (28.5)        (197.8)                           (404.0)
      Increase in deferred turnarounds, charges,
        and other assets, net                             (64.0)            (42.5)          (2.8)                           (109.3)
      Acquisition of 76 Products, net of cash acquired
        and assets sold                                (1,116.5)                                                          (1,116.5)
      Intercompany transfers                              (30.4)            105.0          (74.6)
      Intercompany dividend                              (309.8)             (3.8)         313.6
      Net change in marketable securities, deposits,
        and other                                           7.7              (0.3)          (9.8)                             (2.4)
                                                      -----------      -----------    ------------       -----------    -----------
           Net cash (used in) provided by
              investing activities                     (1,690.7)             29.9           28.6                          (1,632.2)
                                                      -----------      -----------    ------------       -----------    -----------
 Cash flows from financing activities:
      Proceeds from note, bond, and debenture offerings   600.0                                                              600.0
      Proceeds from common stock offering, net            697.4                                                              697.4
      Net borrowings under revolving credit facilities    166.0                                                              166.0
      Payments under long-term debt agreements           (100.0)                           (13.7)                           (113.7)
      Payments under Circle K pre-acquisition debt                                         (23.8)                            (23.8)
      Repurchase of Unocal shares                        (393.7)                                                            (393.7)
      Dividends paid on common stock                      (35.9)                                                             (35.9)
      Other, net                                          (10.0)                                                             (10.0)
                                                      -----------      -----------    ------------       -----------    -----------
           Net cash provided by (used in)
              financing activities                        923.8                            (37.5)                            886.3
                                                      -----------      -----------    ------------       -----------    -----------
 Net decrease in cash and cash equivalents                (25.6)            (16.4)         (17.9)                            (59.9)
 Cash and cash equivalents at beginning of year            31.4              16.4           46.6                              94.4
                                                      -----------      -----------    ------------       -----------    -----------
 Cash and cash equivalents at end of year             $     5.8            $  -            $28.7           $  -              $34.5
                                                      ===========      ===========    ============       ===========    ===========


 (a)   Inventories are valued at the lower of cost or market value, which is measured on a consolidated basis.

 (b)   The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Nonguarranteeing Subsidiaries.  Tosco may revise its allocation method in the future.

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                      (This Page Intentionally Left Blank)

                                   SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and the State of Connecticut, on March 16, 2000.

                                TOSCO CORPORATION
                                  (Registrant)


                                       BY /S/ THOMAS D. O'MALLEY
                                         --------------------------------------
                                            (Thomas D. O'Malley)
                                         Chairman of the Board of Directors
                                              and Chief Executive Officer

          Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         SIGNATURE                  TITLE

/s/ THOMAS D. O'MALLEY      Chairman of the Board of Directors    March 16, 2000
-------------------------   and Chief Executive Officer
    (Thomas D. O'Malley)

/s/ JEFFERSON F. ALLEN      President, Principal Financial        March 16, 2000
-------------------------   Officer, and Director
    (Jefferson F. Allen)

/s/ ROBERT I. SANTO         Vice President and Principal          March 17, 2000
-------------------------   Accounting Officer
    (Robert I. Santo)

/s/ PATRICK M. de BARROS    Director                              March 16, 2000
-------------------------
    (Patrick M. de Barros)

/s/ WAYNE A. BUDD           Director                              March 16, 2000
--------------------------
    (Wayne A. Budd)

  /s/ HOUSTON I. FLOURNOY   Director                              March 16, 2000
---------------------------
      (Houston I. Flournoy)

/s/ EDMUND A. HAJIM         Director                              March 16, 2000
--------------------------
     (Edmund A. Hajim)

/s/ JOSEPH P. INGRASSIA     Director                             March 16, 2000
--------------------------
   (Joseph P. Ingrassia)

/s/ CHARLES J. LUELLEN      Director                              March 16, 2000
--------------------------
   (Charles J. Luellen)

/s/ EIJA MALMIVIRTA         Director                              March 16, 2000
--------------------------
     (Eija Malmivirta)

/s/ MARK R. MULVOY          Director                              March 16, 2000
--------------------------
   (Mark R. Mulvoy)

/s/ KATHRYN L. MUNRO        Director                              March 16, 2000
--------------------------
    (Kathryn L. Munro)